UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 4, 2009

TRILLIANT EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-138332	20-0936313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0001378948
(Central Index Key Classification)

545 Eighth Avenue, Suite 401
New York, NY 10018
(Address of principal executive offices, including zip code)

212-560-5195
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On December 4, 2009, Trilliant Exploration Corporation (the “Registrant”) was notified by Minera Del Pacifico Noroeste, SA (“Pacifico”) that Registrant has been in default of its obligation to provide One Million Eight Hundred Thousand Dollars ($1,800,000) to Minera Muluncaygoldcorp, SA (“Muluncay”) pursuant to an agreement(the “Agreement”) between Registrant, Pacifico and Muluncay.

The Agreement, which transferred control of Muluncay from Pacifico to Trilliant, required Trilliant to invest One Million Eight Hundred Thousand Dollars ($1,800,000) into Muluncay within 180 days of the Agreement’s March 30, 2009 effective date.  To date, the Registrant has transferred approximately Seven Hundred Thirty Five Thousand Dollars ($735,000) under the Agreement.

Registrant is currently in negotiations with Pacifico to prevent Pacifico from resuming control of the concession rights, mine and plant that comprise Registrant’s Muluncay Operations.   In the event that said negotiations fail, or if Registrant is unable to raise sufficient funds to satisfy its obligations under a new agreement with Pacifico, Registrant may lose its rights to Muluncaygoldcorp, SA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009	Trilliant Exploration Corporation

	By:	/s/ William R. Lieberman /s/
	Name:	William R. Lieberman
	Title:	President